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                                                                    EXHIBIT 10.4



                                 PROMISSORY NOTE

$75,000                                                    San Diego, California
                                                              September 18, 1997



     FOR VALUE RECEIVED, Lawrence D. Muschek, Ph.D. ("Payor") promises to pay TREGA BIOSCIENCES, INC., a Delaware corporation ("Payee"), at 3550 General Atomics Court, San Diego, CA 92121, or such other place as holder hereof may from time to time direct in writing, the principal sum of Seventy Five Thousand Dollars ($75,000), together with interest on the outstanding principal balance at the rate of 9.50 percent per annum from the date of this Promissory Note until paid in full. Payor shall pay principal and interest due under this Promissory Note in accordance with Schedule A attached hereto and incorporated herein by reference. If Payor fails to pay all principal and interest due under this Promissory Note on or before the Maturity Date, interest on the outstanding unpaid principal balance shall accrue at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law from the Maturity Date until the Promissory Note is paid in full.

The Maturity Date shall be the earliest of:

a) thirty (30) days following the date the employment of Lawrence D. Muschek, Ph.D. is terminated for any reason;

b) ten (10) days following notice from Payee to Payor of the breach of any representation or warranty contained herein, if such breach is not cured before the end of such ten (10) day period; or

c)   November 19, 1997

     Payor may prepay amounts due under this Promissory Note at any time without penalty. Principal and interest shall be due and payable in lawful money of the United States of America. If any action is taken to enforce or interpret this Promissory Note the prevailing party shall be entitled to collect reasonable attorney's fees and costs. Payor and all endorsers, guarantors, sureties and accommodation parties hereof, and all other persons liable for all or any part of the indebtedness evidenced by this Promissory Note, without affecting their liability, hereby: (a) waive diligence, presentment, protest and demand; (b) waive notice of protest; demand and nonpayment, dishonor or of maturity; (c) consent to any extension or alteration of the time or terms of payment hereof, and any and all renewals, extension or modification of the terms hereof, any release of all or any part of



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the security given for the payment hereof (if any), any acceptance of additional security of any kind, and any release of or resort to any person liable for the payment hereof, which such renewals, extension or modifications may be made without notice to any said persons; and (d) waive to the fullest extent permitted by law, the running of any statue of limitations which may otherwise serve as a defense to the payment of the indebtedness evidenced by this Promissory Note.

IN WITNESS WHEREOF, the Payor has executed this Promissory Note to be effective as of the date first above written.



                                        PAYOR



                                        BY: /s/ Lawrence D. Muschek
                                           --------------------------------
                                           Lawrence D. Muschek, Ph.D.


                                        DATE: September 19, 1997
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